Exhibit 10.1

ALTAIR ENGINEERING INC.

2017 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Altair Engineering Inc. 2017 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Agreement, including the Notice of Stock Option Grant (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, and any corresponding Non-US Country-Specific Terms and Conditions that may apply with respect to participants residing outside the United States (collectively this “Agreement”).

NOTICE OF STOCK OPTION GRANT

Participant:

This Agreement evidences (i) that Participant has been granted an Option (the “Current Grant”) to purchase Common Stock of Altair Engineering Inc. (the “Company”) and (ii) an agreement to automatically grant Participant an Option to purchase Common Stock of the Company in the future, provided that the Participant continues to be a Service Provider of the Company or any Subsidiary of the Company through the date of grant (the “Deferred Grant,” and together with the Current Grant, the “Options”), each as subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number:

(a) Current Grant

(b) Deferred Grant

Date of Grant:

(a) Current Grant

(b) Deferred Grant

Vesting Commencement Date:

(a) Current Grant

(b) Deferred Grant

Number of Options Granted:

(a) Current Grant

(b) Deferred Grant

Exercise Price per Share:

(a) Current Grant	$

(b) Deferred Grant	The closing price per share of Common Stock on the Date of Grant (or, if the Date of Grant is not a trading day, the closing price per share on the most recent trading day prior to the Date of Grant)

Total Exercise Price:

(a) Current Grant	$

(b) Deferred Grant	To be determined based on the Exercise Price per Share

Type of Option:

(a) Current Grant	Incentive Stock Option

Nonstatutory Stock Option

(b) Deferred Grant	Incentive Stock Option

Nonstatutory Stock Option

Term/Expiration Date:

(a) Current Grant

(b) Deferred Grant

Vesting Schedule:

Subject to accelerated vesting as set forth below or in the Plan, the Current Grant and Deferred Grant will each be exercisable, in whole or in part, in accordance with the following schedule:

The Current Grant and Deferred Grant shall each vest with respect to fifty percent (50%) of the shares of Class A common stock underlying the Option (the shares underlying the Current Grant and Deferred Grant, collectively, the “Shares”) on the two (2) year anniversary of the applicable Vesting Commencement Date; and the balance shall vest on the three (3) year anniversary of the applicable Vesting Commencement Date (such that the Current Grant and the Deferred Grant shall each be fully vested on the third anniversary of the applicable Vesting Commencement Date), subject to Participant continuing to be a Service Provider through each such date.

Termination Period:

Each Option, to the extent vested on the date that Participant ceases to be a Service Provider, will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case each Option will be exercisable for twelve (12) months after Participant ceases to be a Service Provider. Notwithstanding the foregoing, in the event that Participant is terminated for Cause, the Options shall immediately terminate on the date of such termination and shall not be exercisable for any period following such date. In no event may the Options be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 16(c) of the Plan.

For purposes of the Options, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary of the Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, (i) Participant’s right to vest in the Options under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any); and (ii) the period (if any) during which Participant may exercise the Options after such termination of Participant as a Service Provider will commence on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s employment or service agreement, if any; the Administrator shall have the sole discretion to determine when Participant is no longer actively providing services for purposes of his or her Options (including whether Participant may still be considered to be providing services while on a leave of absence). For the avoidance of doubt, Participant shall have no right to any Deferred Options in the event that Participant ceases to be a Service Provider for any reason prior to the Date of Grant with respect to such Participant’s Deferred Options.

Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated above.

Non-US Participants:

Notwithstanding any provisions in this Agreement, if Participant resides outside the United States or relocates to a country other than the United States, the grant of the Deferred Options shall be subject to compliance with all Applicable Laws and the terms of the Deferred Options may be modified to the extent necessary to comply with Applicable Laws.

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.

Grant of Options. The Company hereby grants to Participant named in the Notice of Grant (“Participant”) the number of options (the “Options”), as set forth in the Notice of Grant, at the applicable exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), and effective as of the applicable Date of Grant set forth in the Notice of Grant, subject to all of the terms and conditions in this Agreement and the Plan, which are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail. Notwithstanding the foregoing, in the event the Company enters into a definitive agreement for a transaction that, if consummated, would constitute a Change in Control, from and after public announcement of such transaction, the Administrator may, in its sole discretion, accelerate the Date of Grant of the Deferred Grant (as defined in the Notice of Grant).

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”) for a U.S. taxpayer, each Option is intended to qualify as an ISO under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). However, if either Option is intended to be an ISO, to the extent that such Option exceeds the US$100,000 rule of Section 422(d) of the Code it will be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason the Options (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Options (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event will the Administrator, the Company or any Parent or Subsidiary of the Company or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Options to qualify for any reason as ISOs.

2.

Vesting Schedule. Except as provided in Section 3 of this Agreement, the Options awarded by this Agreement will vest in accordance with the applicable vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

3.

Administrator Discretion. The Administrator, in its sole discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Options at any time, subject to the terms of the Plan. If so accelerated, such Options will be considered as having vested as of the date specified by the Administrator.

4.	Exercise of Options.

(a)

Right to Exercise. The Options may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

(b)

Method of Exercise. The Options are exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the applicable Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice or other means of exercise permitted by the Administrator will be completed by Participant and delivered to the Company or its designee. Exercise of the applicable Option will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any Tax-Related Items (as described in Section 6(a) of this Agreement). The applicable Option will be deemed to be exercised upon receipt by the Company or its designee of such fully executed Exercise Notice or other means of exercise accompanied by the aggregate Exercise Price. Notwithstanding the foregoing, no Exercised Shares shall be issued unless such exercise and issuance complies with the requirements relating to the administration of stock option plans and other applicable equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where stock grants or other applicable equity grants are made under the Plan; assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to Participant on the date the applicable Option is exercised with respect to such Exercised Shares.

5.	Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

(a)	cash;

(b)	consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(c)

subject to the sole discretion of the Administrator, surrender of other shares of Class A common stock of the Company which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares will not result in any adverse accounting consequences to the Company, or such other consideration and method of payment for the issuance of Shares to the extent permitted by the Plan and Applicable Law.

6.	Tax Obligations.

(a)

Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Further, notwithstanding any contrary provision of this Agreement, no Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of any Tax-Related Items which the Company determines must be withheld with respect to such Shares. In addition, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Options, including, but not limited to, the grant, vesting or exercise of the Options, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Options to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.

To the extent determined appropriate by the Company in its sole discretion, the Company will have the right (but not the obligation) to satisfy any Tax-Related Items by (i) withholding from Participant’s wages or other cash compensation paid to Participant, (ii) reducing the number of Shares otherwise deliverable to Participant by an amount of Shares with a fair market value equal to Participant’s obligation for Tax-Related Items, (iii) withholding from proceeds of the sale of Shares acquired at exercise of the Options either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent, or (iv) any other withholding method that may be approved by the Administrator.

(b)

Notice of Disqualifying Disposition of ISO Shares. If the Options granted to Participant herein are ISOs, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the applicable Date of Grant, or (ii) the date one (1) year after the applicable date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company and/or the Employer on any compensation income recognized by Participant.

(c)

Section 409A of the Code. For U.S. taxpayers, under Section 409A of the Code, an option that is granted with a per share exercise price that is determined by the U.S. Internal Revenue Service (the “IRS”) to be

less than the Fair Market Value of a share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) U.S. federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share Exercise Price of the Options equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Options were granted with a per Share Exercise Price that was less than the Fair Market Value of a Share on the applicable Date of Grant, Participant will be solely responsible for Participant’s costs related to such a determination.

7.	Nature of Grant. In accepting the Options, Participant acknowledges, understands and agrees that:

(a)

the grant of the Options is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(b)	all decisions with respect to future options or other grants, if any, will be at the sole discretion of the Company;

(c)	Participant is voluntarily participating in the Plan;

(d)	the Options and any Shares acquired under the Plan, and the income and value of same, are not intended to replace any pension rights or compensation;

(e)

the Options and any Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f)	the future value of the Shares underlying each Option is unknown, indeterminable, and cannot be predicted with any certainty;

(g)	if the underlying Shares do not increase in value, each applicable Option will have no value;

(h)	if Participant exercises the Options and acquires Shares, the value of such Shares may increase or decrease in value, even below the applicable Exercise Price;

(i)

unless otherwise provided in the Plan or by the Company in its sole discretion, the Options and the benefits evidenced by this Agreement do not create any entitlement to have the Options or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock;

(j)

unless otherwise agreed with the Company, the Options and the Shares underlying the Options, and the income and value of same, are not granted as consideration for, or in connection with, any services Participant may provide as a director of a Subsidiary or affiliate of the Company; and

(k)	the following provisions apply only if Participant is providing services outside the U.S.:

(i).

No claim or entitlement to compensation or damages shall arise from forfeiture of the Options resulting from the termination of Participant as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Options to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, the Employer or any other Parent or Subsidiary, waives his or her ability, if any, to bring any such claim, and releases the Company, the Employer and any other Parent or Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

(ii).

Participant acknowledges and agrees that neither the Company, the Employer nor any other Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. Dollar that may affect the value of the Options or of any amounts due to Participant pursuant to the exercise of the Options or the subsequent sale of any Shares acquired upon exercise.

8.	Data Privacy.

(a)

Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other option grant materials (“Data”) by and among, as applicable, the Employer, the Company and any Parent or Subsidiary of the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

(b)

Participant understands that the Company and the Employer may hold certain personal data about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

(c)

Participant understands that Data may be transferred to such stock plan service provider as may be selected by the Company from time to time (the “Designated Broker”), which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her local human resources representative.

(d)

Participant authorizes the Company, the Designated Broker and any possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Furthermore, Participant understands that the transfer of Data to such recipients is necessary to facilitate Participant’s participation in the Plan.

(e)

Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant options or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

9.

Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued or such Shares shall have otherwise been registered in the Participant’s name, and, whether or not certificated, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (which may be delivered by electronic means pursuant to Section 16 below). After such issuance/registration, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and the receipt of dividends and distributions on such Shares.

10.

No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF EACH OPTION PURSUANT TO THE APPLICABLE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY OR THE EMPLOYER, AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTIONS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULES SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY OR THE EMPLOYER TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

11.

Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Altair Engineering Inc., 1820 East Big Beaver Road, Troy, MI, 48083, USA or at such other address as the Company may hereafter designate in writing.

12.

Non-Transferability of Options. The Options may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

13.

Binding Agreement. Subject to the limitation on the transferability of the Options contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14.

Additional Conditions to Issuance of Shares. If at any time the Company shall determine, in its sole discretion, that the listing, registration, qualification, rule compliance, consent or approval of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the purchase by, or issuance of Shares to, Participant (or his or her estate) hereunder, such purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval shall have been completed, effected or obtained free of any conditions not acceptable to the Company. The Company has sole discretion in its efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange. Assuming such compliance, for purposes of the Tax-Related Items, the Exercised Shares will be considered transferred to Participant on the date each Option is exercised with respect to such Exercised Shares.

15.

Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to each Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

16.

Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to options awarded under the Plan or future options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-

line or electronic system established and maintained by the Company or a third party designated by the Company.

17.

Other Plans. No amounts of income received by Participant pursuant to this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or its Affiliates, unless otherwise expressly provided in such plan.

18.	Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19.

Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

20.

No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

21.

Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written agreement executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable for any legal or administrative reasons, in its sole discretion and without the consent of Participant, including but not limited to compliance with Section 409A of the Code.

22.

Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature, is established voluntarily by the Company and may be amended, altered, suspended or terminated by the Company at any time as provided in the Plan.

23.

Governing Law and Venue. This Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Options or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Michigan, and agree that such litigation will be conducted in the state courts of Detroit, Michigan, or the federal courts for the United States for the Eastern District of Michigan, where the Award of Options is made and/or to be performed, and in no other courts.

24.

Language. If Participant has received this Agreement, or any other document related to the Options and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

25.

Insider Trading Restrictions and Market Abuse Laws. Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell the Shares or rights to the Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and that Participant should speak to his or her personal advisor on this matter.

26.

Foreign Asset and Account Reporting. Participant’s country may have certain exchange control and/or foreign asset/account reporting requirements which may affect Participant’s ability to acquire or hold Shares under the

Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds resulting from the sale of Shares) in a brokerage or bank account outside of Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Participant acknowledges that it is his or her responsibility to comply with any applicable regulations, and that Participant should speak to his or her personal advisor on this matter.

27.

Non-US Country-Specific Terms and Conditions. Notwithstanding any provisions in this Agreement, if Participant resides outside the United States or relocates to a country other than the United States, the Options shall be subject to such Non-US Country-Specific Terms and Conditions as the Company shall communicate to Participant from time to time to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Any such Non-US Country-Specific Terms and Conditions will constitute part of this Agreement. Without limitation of the foregoing, the grant of the Deferred Options shall be subject to compliance with all Applicable Laws and the terms of the Deferred Options may be modified to the extent necessary to comply with Applicable Laws.

28.

Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant.

29.

Recoupment. In the event the Company restates its financial statements due to material noncompliance with any financial reporting requirements under applicable securities laws, any shares issued pursuant to this Agreement for or in respect of the year that is restated, or the prior three years, may be recovered to the extent the shares issued exceed the number that would have been issued based on the restatement. In addition and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company or as is otherwise required by applicable law or stock exchange listing conditions.

30.

Investment Purpose. The Participant represents and warrants that unless the Shares are registered under the Securities Act, any and all Shares acquired by the Participant under this Agreement will be acquired for investment for the Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act. The Participant agrees not to sell, transfer or otherwise dispose of such Shares unless they are either (1) registered under the Securities Act and all applicable state securities laws, or (2) exempt from such registration in the opinion of Company counsel.

EXHIBIT B

ALTAIR ENGINEERING INC.

2017 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Altair Engineering Inc.

1820 E. Big Beaver Road

Troy, Michigan 48083

USA

Attention: Stock Administration

1. Exercise of Option. Effective as of today,                         , the undersigned (“Purchaser”) hereby elects to purchase                          shares (the “Shares”) of the Common Stock of Altair Engineering Inc. (the “Company”) granted to the undersigned on                          under and pursuant to its 2017 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated                          (including any exhibits and terms and conditions thereto, the “Agreement”). The total purchase price for the Shares will be $                         ($                        /share), as required by the Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company, or otherwise makes adequate arrangements satisfactory to the Company, the full purchase price of the Shares and any Tax-Related Items (as defined in the Agreement) to be paid in connection with the exercise of the Option.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, and has read and understands the Plan and the Agreement, and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Stock Certificate Information. The Shares shall be registered in the Purchaser’s name only.

7. Entire Agreement; Governing Law. The Plan and Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

Submitted by:	Accepted by:

PURCHASER	ALTAIR ENGINEERING INC.

Signature	By

Print Name	Its

Date Received